Exhibit 10.2

GWG HOLDINGS, INC.

EXECUTIVE STOCK OPTION AGREEMENT

This Executive Stock Option Agreement (this “Agreement”) is made and entered into as of June 29, 2017, by and between GWG Holdings, Inc., a Delaware corporation (the “Company”), and William B. Acheson (“Optionee”), an executive officer of the Company or one of its subsidiaries.

BACKGROUND

The Company has adopted the GWG Holdings, Inc. 2013 Stock Incentive Plan (as amended, the “Plan”) pursuant to which shares of Company common stock have been reserved for issuance under the Plan. Optionee is an executive officer of the Company or one of its subsidiaries and will perform substantial work on behalf of the Company or its subsidiaries. The Company desires to provide Optionee an option to purchase certain shares of Company common stock upon the terms and conditions set forth herein.

AGREEMENT

Now, Therefore, the parties hereby agree as follows:

1.       Incorporation of Plan by Reference. The terms and conditions of the Plan, a copy of which has been earlier delivered to Optionee, are hereby incorporated into this Agreement by this reference. In particular, the provisions of Section 9.13 of the Plan, respecting any sale of the Company, govern the terms and conditions of this Agreement. In the event of any direct conflict or inconsistency between the provisions of this Agreement and those of the Plan, the provisions of the Plan shall govern and control. By its terms, the Plan may be amended subsequent to the date of this Agreement, in which case the Plan as so amended shall continue to govern and control the terms and conditions of this Agreement in the case of any direct conflict or inconsistency.

2.       Grant of Option; Exercise Price. Subject to the terms and conditions herein set forth, the Company hereby irrevocably grants to Optionee, from the Plan, the right and option (the “Option”) to purchase all or any part of an aggregate of 75,000 shares of Company common stock, $.001 par value per share (the “Shares”), at the per-Share exercise price of $10.20 (the “Exercise Price”).

3.       Exercisability and Vesting of Option. The Option shall be exercisable only to the extent that all, or any portion thereof, has vested. Except as provided in Section 5 below, the Option shall vest in the manner described in the table below, but only for so long as Optionee continues to serve as an executive officer of the Company or one of its subsidiaries.

Number of Shares To Be Vested	Vesting Date or Condition
25,000	6/29/18
25,000	6/29/19
25,000	6/29/20

4.       Term of Option. Subject to the provisions of Section 5 below, the Option shall be exercisable, to the extent it is then vested, for 10 years from the date of this Agreement.

5.       Events Affecting the Vesting and Term of the Option. The events described in the following paragraphs shall alter the provisions of Sections 3, Section 4, or both, as set forth below:

(a)       Sale Transaction. If a “Sale Transaction,” as defined in the Plan, occurs and the acquiring entity or successor to the Company does not assume the obligations of the Company under this Option or replace this Option with a substantially equivalent incentive award, then the entirety of this Option will vest as to all Shares and become immediately exercisable in full and will remain so exercisable until the termination of this Option as specified in Section 4 above, regardless of whether the Optionee thereafter remains in the service of the Company or one of its subsidiaries; provided, however, that the “Committee,” as defined in the Plan, may in its sole discretion and without the consent of the Optionee, determine that Optionee will receive that cash consideration, if any, as is described in Section 9.13(b) of the Plan (but only after giving effect to the vesting in full of this Option immediately prior to the Sale Transaction).

(b)       Mandatory Retirement. If the Company establishes a mandatory retirement age applicable to Optionee, as a result of which Optionee’s service to the Company as an executive officer of the Company or one of its subsidiaries ends, then the entirety of this Option will vest as to all Shares and become immediately exercisable in full and will remain so exercisable until the termination of this Option as specified in Section 4 above.

(c)       Death or Disability. If Optionee dies or becomes disabled during his or her term of service as an executive officer of the Company or one of its subsidiaries, then (i) the entirety of this Option will vest as to all Shares and become immediately exercisable in full, and (ii) Optionee or his or her legal representative may exercise this Option until the earlier of (A) 12 months after the death or disability of Optionee, as applicable, or (B) the expiration of the Option as set forth in Section 4 above.

(d)       Termination of Service (Other Than Upon Death or Disability). If the service of Optionee as an executive officer of the Company or one of its subsidiaries terminates for any reason other than (i) a termination arising by virtue of Optionee’s death or disability (which situation is governed by paragraph (c) above), or (ii) a termination arising by virtue of a mandatory retirement (which situation is governed by paragraph (b) above), or (iii) a termination governed by paragraph (e) below, then Optionee may exercise the Option only to the extent then vested at the time of the termination of service, but such right of exercise shall expire upon the earlier of (A) three months after the termination of service, or (B) the expiration of the Option as set forth in Section 4 above.

(e)       Termination of Service for Cause. In any situation where a termination of service arises upon the removal of Optionee from service as an executive officer of the Company or one of its subsidiaries for “cause” under an applicable employment agreement, or upon Optionee’s voluntary termination of service under circumstances constituting “cause” under an applicable employment agreement, then all rights under this Option shall immediately terminate as of the date of termination of service.

6.       Method of Exercising Option. Subject to the terms and conditions of this Agreement and the Plan, the Option may be exercised, in whole or in part, by giving written notice to the Company specifying the number of Shares to be purchased and accompanied by the full purchase price for such shares (which written notice may be in the form of Notice of Exercise attached hereto). The Exercise Price shall be payable: (a) in United States dollars upon exercise of the Option and may be paid by cash, uncertified or certified check or bank draft; (b) by delivery of shares of common stock in payment of all or any part of the option price, which shares shall be valued for this purpose at the Fair Market Value (as such term is defined in the Plan) on the date on which the Option is exercised; or (c) at Optionee’s election, by instructing the Company to withhold from the Shares issuable upon exercise of the Option shares of common stock in payment of all or any part of the exercise price (and/or any related withholding tax obligations, if permissible under applicable law), which shares shall be valued for this purpose at the Fair Market Value or in such other manner as may be authorized from time to time by the Company’s Board of Directors or a compensation committee thereof. Any such notice shall be deemed given when received by the Company at the address provided in Section 11. All Shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and non-assessable.

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7.       Rights of Option Holder. As holder of the Option, Optionee shall not have any of the rights of a stockholder with respect to the Shares covered by the Option except to the extent that one or more certificates for such Shares shall be delivered to Optionee upon the due exercise of all or any part of the Option.

8.       Transferability. The Option shall not be transferable except to the extent permitted by Section 9.3 of the Plan.

9.       Optionee Representations. Optionee hereby represents and warrants to the Company that Optionee has reviewed with his or her own tax advisors the federal, state and local tax consequences of the transactions contemplated by this Agreement, including the grant by the Company of the Option. Optionee is relying solely on such advisors and not on any statements or representation of the Company or any of its agents. Optionee understands that Optionee will be solely responsible for any tax liability that may result to Optionee as a result of the transactions contemplated by this Agreement, including the grant by the Company of the Option. Optionee further understands that, as to matters involving an interpretation under the Plan, the Board of Directors of the Company (or an applicable committee thereof) has complete authority to definitively interpret the Plan, which interpretation shall be final, conclusive and binding upon the Optionee.

10.     Securities Law Matters. Optionee acknowledges that the Shares to be received upon any exercise of the Option may not have been registered under the Securities Act of 1933 or the applicable securities laws of any state (collectively, the “Securities Laws”). If such Shares shall have not been so registered, Optionee acknowledges and understands that the Company is under no obligation to register, under the Securities Laws, the Shares received by Optionee or to assist Optionee in complying with any exemption from such registration if Optionee should at a later date wish to dispose of the Shares. Optionee acknowledges that, if not then registered under the Securities Laws, any certificates representing the Shares shall bear a legend restricting the transferability thereof in substantially the following form:

The shares represented by this certificate have not been registered or qualified under federal or state securities laws. The shares may not be offered for sale, sold, pledged or otherwise disposed of unless so registered or qualified, unless an exemption exists or unless such disposition is not subject to the federal or state securities laws. In its discretion, the Company may require that the availability of any exemption or the inapplicability of such securities laws be established by an opinion of counsel, the form and substance of which opinion shall be reasonably satisfactory to the Company.

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11.     Notices. All notices and other communications required under this Agreement will be in writing and will be deemed to have been duly given two days after mailing, via certified mail return-receipt requested, to the applicable party at the following addresses:

If to the Company:	GWG Holdings, Inc.
Attention: Chief Executive Officer and
Chief Financial Officer
220 South Sixth Street, Suite 1200
Minneapolis, MN 55402
Facsimile: (612) 746-0445

If to Optionee:	William B. Acheson
7255 Laketown Parkway
Waconia, MN 55387

12.     Dispute Resolution.

(a)       The parties will endeavor to resolve any disputes relating to the Agreement through amicable negotiations. Failing an amicable settlement, any controversy, claim or dispute arising under or relating to this Agreement, including the existence, validity, interpretation, performance, termination or breach of this Agreement, will finally be settled by binding arbitration before a single arbitrator (the “Arbitration Tribunal”) jointly appointed by the parties. The Arbitration Tribunal shall self-administer the arbitration proceedings using the Commercial Rules of the American Arbitration Association (“AAA”); provided, however, the AAA shall not be involved in administration of the arbitration. The arbitrator must be a retired judge of a state or federal court of the United States or a licensed lawyer with at least 15 years of corporate or commercial law experience and have at least an AV rating by Martindale Hubbell. If the parties cannot agree on an arbitrator, either party may request a court of competent jurisdiction to appoint an arbitrator, which appointment will be final.

(b)       The arbitration will be held in Minneapolis, Minnesota. Each party will have discovery rights as provided by the Federal Rules of Civil Procedure within the limits imposed by the arbitrator; provided, however, that all such discovery will be commenced and concluded within 45 days of the selection of the arbitrator. It is the intent of the parties that any arbitration will be concluded as quickly as reasonably practicable. Once commenced, the hearing on the disputed matters will be held four days a week until concluded, with each hearing date to begin at 9:00 a.m. and to conclude at 5:00 p.m. The arbitrator will use all reasonable efforts to issue the final written report containing award or awards within a period of five business days after closure of the proceedings. Failure of the arbitrator to meet the time limits of this Article will not be a basis for challenging the award. The Arbitration Tribunal will not have the authority to award punitive damages to either party. Each party will bear its own expenses, but the parties will share equally the expenses of the Arbitration Tribunal. The Arbitration Tribunal shall award attorneys’ fees and other related costs payable by the losing party to the successful party. This Agreement will be enforceable, and any arbitration award will be final and non-appealable, and judgment thereon may be entered in any court of competent jurisdiction.

13.     General Provisions.

(a)       The Option is granted pursuant to the Plan and is governed by the terms thereof. The Company shall at all times during the term of the Option reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of this Agreement.

(b)       Nothing herein expressed or implied is intended or shall be construed as conferring upon or giving to any person, firm, or corporation, other than the parties hereto, any rights or benefits under or by reason of this Agreement.

(c)       Each party agrees to execute such further documents as may be necessary or desirable to effect the purposes of this Agreement.

(d)       This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

(e)       This Agreement, in its interpretation and effect, shall be governed by the laws of the State of Minnesota applicable to contracts executed and to be performed therein, and without regard to any of such state’s conflicts-of-law provisions.

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In Witness Whereof, the undersigned have executed this Executive Stock Option Agreement as of the date first written above.

GWG HOLDINGS, INC.

By:	/s/ Jon Sabes
Name:	Jon Sabes
Title:	Chief Executive Officer

OPTIONEE

William B. Acheson

/s/ William B. Acheson
Signature

Signature Page – Executive Stock Option Agreement

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NOTICE OF EXERCISE

GWG HOLDINGS, INC.

EXECUTIVE STOCK OPTION AGREEMENT

(To be signed only upon exercise of stock option)

Pursuant to an Executive Stock Option Agreement dated as of June 29, 2017 (the “Option Agreement”), the undersigned is the holder of an option (the “Option”) to purchase up to 75,000 shares of common stock, $.001 par value per share, of GWG Holdings, Inc., a Delaware corporation (the “Company”). In accordance with the terms of the Option Agreement, the undersigned hereby irrevocably elects to exercise the Option with respect to ____________ shares of common stock and to purchase such shares from the Company, and herewith makes payment of $____________ therefor:

☐	by cash, uncertified or certified check or bank draft;
☐	by delivery of shares of common stock; or
☐	by instructing the Company to withhold from the shares issuable upon exercise of the Option shares of common stock in payment of $____________ of the exercise price (and/or any related withholding tax obligations, if permissible under applicable law).

The undersigned requests that the certificate(s) for such shares be issued in the name of ______________________________, and be delivered to ______________________________, whose address is set forth below the signature of the undersigned.

Dated:

(Signature)

(Address)

(Address)

(Social Security No.)